News Release

BNY MELLON REPORTS FIRST QUARTER 2022 EARNINGS OF
$699 MILLION OR $0.86 PER COMMON SHARE

Revenue flat (a)	EPS down 11% (a)	ROE 8% ROTCE 15% (b)	CET1 10.1% Tier 1 leverage 5.3%
(a)    Excluding the notable item related to Russia, revenue increased 2% (see note (b)) and EPS would have been $0.08 higher.

NEW YORK, April 18, 2022 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported:

				1Q22 vs.
	1Q22	4Q21	1Q21	4Q21	1Q21
Net income applicable to common shareholders (in millions)	$699	$822	$858	(15)%	(19)%
Diluted earnings per common share (c)	$0.86	$1.01	$0.97	(15)%	(11)%
(c)    Includes impact of notable items of $(0.08) per share in 1Q22, $(0.04) per share in 4Q21 and $(0.01) in 1Q21. See note (b).

First Quarter Results
Total revenue of $3.9 billion, was flat; or increased 2% excluding a reduction related to Russia (b)
•Fee revenue decreased 3%; or was flat excluding an $88 million reduction related to Russia (b)
•Net interest revenue increased 7%

Total noninterest expense of $3.0 billion, increased ~ 5.5%

AUC/A of $45.5 trillion, increased 9%
AUM of $2.3 trillion, increased 2%

Securities Services
•Total revenue was flat
•Includes accelerated amortization of deferred costs for depositary receipts services related to Russia
•Income before taxes decreased 33%
•Pre-tax operating margin of 16%

Market and Wealth Services
•Total revenue was flat
•Income before taxes decreased 10%
•Pre-tax operating margin of 41%

Investment and Wealth Management
•Total revenue decreased 3%
•Income before taxes decreased 24%
•Pre-tax operating margin of 22%; adjusted pre-tax operating margin – Non-GAAP of 24% (b)

CEO Commentary
“We are in an increasingly uncertain environment, including the war in Ukraine, volatile markets, and persistently higher inflation which will require more meaningful monetary policy adjustments. It is in times like these that our strong, lower risk balance sheet and the resiliency of our business model differentiates us,” Todd Gibbons, Chief Executive Officer, said.

Mr. Gibbons added, “We continued to see healthy underlying momentum across most of our businesses. Reported revenue of $3.9 billion was flat year-over-year, or up 2% excluding an approximately $90 million reduction resulting from government sanctions and our actions related to Russia.”

“We generated a significant amount of capital and returned close to 60% of earnings to our shareholders, primarily through common dividends. Throughout the quarter, we took actions in the investment securities portfolio to temper the immediate impact to capital from higher interest rates. And we expect higher interest rates to be a positive for both fee and net interest revenue going forward,” Mr. Gibbons concluded.

Robin Vince, President and CEO-elect, added, “It is a privilege to be appointed as President and CEO-elect of this great firm, which has benefited enormously from Todd’s leadership over the past few years. He and I are working through the transition, and I look forward to working with my colleagues on the Executive Committee and our 50,000 talented employees around the world to realize the opportunity that lies ahead.”

Media Relations: Garrett Marquis (949) 683-1503	Investor Relations: Marius Merz (212) 298-1480
(b) For information on these Non-GAAP measures, see “Explanation of GAAP and Non-GAAP financial measures” on page 10.
Note: Above comparisons are 1Q22 vs. 1Q21, unless otherwise noted.

BNY Mellon 1Q22 Earnings Release
CONSOLIDATED FINANCIAL HIGHLIGHTS

(in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)				1Q22 vs.
	1Q22	4Q21	1Q21	4Q21	1Q21
Fee revenue	$3,158	$3,231	$3,257	(2)%	(3)%
Investment and other revenue	70	107	9	N/M	N/M
Total fee and other revenue	3,228	3,338	3,266	(3)	(1)
Net interest revenue	698	677	655	3	7
Total revenue	3,926	4,015	3,921	(2)	—
Provision for credit losses	2	(17)	(83)	N/M	N/M
Noninterest expense	3,006	2,967	2,851	1	5
Income before income taxes	918	1,065	1,153	(14)	(20)
Provision for income taxes	153	196	221	(22)	(31)
Net income	$765	$869	$932	(12)%	(18)%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$699	$822	$858	(15)%	(19)%

Operating leverage (a)	(353)	bps	(531)	bps

Diluted earnings per common share	$0.86	$1.01	$0.97	(15)%	(11)%
Average common shares and equivalents outstanding - diluted (in thousands)	813,986	817,345	885,655
Pre-tax operating margin	23%	27%	29%
(a)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps – basis points.

KEY DRIVERS (comparisons are 1Q22 vs. 1Q21, unless otherwise stated)

•Total revenue was flat, or increased 2% excluding a reduction related to Russia (b), primarily reflecting:
•Fee revenue decreased 3% including an $88 million reduction primarily due to accelerated amortization of deferred costs for depositary receipts services related to Russia. The decrease also reflects the impact of lost business in the prior year in both Pershing and Corporate Trust, the unfavorable impact of a stronger U.S. dollar and lower foreign exchange revenue, partially offset by higher market values. Excluding a reduction related to Russia, fee revenue was flat (b).
•Investment and other revenue increased primarily reflecting a strategic equity investment gain in 1Q22 and a $39 million impairment for a renewable energy investment recorded in 1Q21, partially offset by lower seed capital results.
•Net interest revenue increased 7% primarily reflecting higher interest rates on interest-earning assets, a change in asset mix and lower funding expense, partially offset by lower interest-earning assets.
•Provision for credit losses was $2 million compared with a benefit of $83 million.
•Noninterest expense increased approximately 5.5% primarily reflecting higher investments in growth, infrastructure and efficiency initiatives and higher revenue-related expenses, partially offset by the favorable impact of a stronger U.S. dollar.
•Effective tax rate of 16.7% includes a benefit from the annual vesting of stock-based awards.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
•AUC/A of $45.5 trillion, increased 9%, primarily reflecting client inflows, net new business and higher market values, partially offset by the unfavorable impact of a stronger U.S. dollar.
•AUM of $2.3 trillion, increased 2%, primarily reflecting net inflows and higher market values, partially offset by the unfavorable impact of a stronger U.S. dollar.

Capital and liquidity
•Repurchased 1.9 million common shares for $118 million; Dividends of $278 million to common shareholders (including dividend-equivalents on share-based awards).
•Return on common equity (“ROE”) – 8%; Return on tangible common equity (“ROTCE”) – 15% (b).
•Common Equity Tier 1 (“CET1”) ratio – 10.1%.
•Tier 1 leverage ratio – 5.3%.
•Average liquidity coverage ratio (“LCR”) – 109%.
•Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements.

(b)    See “Explanation of GAAP and Non-GAAP financial measures” on page 10 for additional information.
Note: Throughout this document, sequential growth rates are unannualized.

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BNY Mellon 1Q22 Earnings Release
SECURITIES SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				1Q22 vs.
	1Q22	4Q21	1Q21	4Q21	1Q21
Investment services fees:
Asset Servicing	$999	$984	$953	2%	5%
Issuer Services	141	253	246	(44)	(43)
Total investment services fees	1,140	1,237	1,199	(8)	(5)
Foreign exchange revenue	148	148	172	—	(14)
Other fees (a)	41	28	30	46	37
Total fee revenue	1,329	1,413	1,401	(6)	(5)
Investment and other revenue	74	53	30	N/M	N/M
Total fee and other revenue	1,403	1,466	1,431	(4)	(2)
Net interest revenue	377	367	356	3	6
Total revenue	1,780	1,833	1,787	(3)	—
Provision for credit losses	(10)	(7)	(50)	N/M	N/M
Noninterest expense	1,510	1,490	1,419	1	6
Income before taxes	$280	$350	$418	(20)%	(33)%

Total revenue by line of business:
Asset Servicing	$1,512	$1,456	$1,424	4%	6%
Issuer Services	268	377	363	(29)	(26)
Total revenue by line of business	$1,780	$1,833	$1,787	(3)%	—%

Pre-tax operating margin	16%	19%	23%

Securities lending revenue (b)	$39	$45	$41	(13)%	(5)%

Metrics:
Average loans	$10,150	$9,764	$8,374	4%	21%
Average deposits	$192,156	$200,272	$199,845	(4)%	(4)%

AUC/A at period end (in trillions) (current period is preliminary) (c)	$33.7	$34.6	$31.5	(3%)	7%
Market value of securities on loan at period end (in billions) (d)	$449	$447	$445	—%	1%
(a)    Other fees primarily include financing-related fees.
(b)    Included in investment services fees in the Asset Servicing business.
(c)    Consists of AUC/A primarily from the Asset Servicing business and, to a lesser extent, the Issuer Services business. Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.7 trillion at March 31, 2022 and Dec. 31, 2021 and $1.6 trillion at March 31, 2021.
(d)    Represents the total amount of securities on loan in our agency securities lending program. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $78 billion at March 31, 2022, $71 billion at Dec. 31, 2021 and $64 billion at March 31, 2021.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below. Also see page 7 for information related to money market fee waivers.
•Asset Servicing – The year-over-year increase primarily reflects a gain on a strategic equity investment and higher market values and net interest revenue, partially offset by lower foreign exchange revenue. The sequential increase primarily reflects lower money market fee waivers, higher strategic equity investment gains, increased activity from existing clients and higher net interest revenue.
•Issuer Services – The year-over-year and sequential decreases primarily reflect the accelerated amortization of deferred costs for depositary receipts services related to Russia. The year-over-year decrease also reflects lower depositary receipt fees and the impact of lost business in the prior year in Corporate Trust, partially offset by higher net interest revenue. The sequential decrease also reflects lower depositary receipts fees, partially offset by lower money market fee waivers.
•Noninterest expense increased year-over-year and sequentially primarily reflecting higher investments in growth, infrastructure and efficiency initiatives. The year-over-year increase also reflects higher revenue-related expenses, partially offset by the favorable impact of a stronger U.S. dollar. The sequential increase was partially offset by lower litigation reserves and revenue-related expenses.

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BNY Mellon 1Q22 Earnings Release
MARKET AND WEALTH SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				1Q22 vs.
	1Q22	4Q21	1Q21	4Q21	1Q21
Investment services fees:
Pershing	$433	$412	$459	5%	(6)%
Treasury Services	170	170	164	—	4
Clearance and Collateral Management	243	236	226	3	8
Total investment services fees	846	818	849	3	—
Foreign exchange revenue	26	21	21	24	24
Other fees (a)	34	31	37	10	(8)
Total fee revenue	906	870	907	4	—
Investment and other revenue	—	6	7	N/M	N/M
Total fee and other revenue	906	876	914	3	(1)
Net interest revenue	296	297	289	—	2
Total revenue	1,202	1,173	1,203	2	—
Provision for credit losses	(2)	(3)	(29)	N/M	N/M
Noninterest expense	708	674	682	5	4
Income before taxes	$496	$502	$550	(1)%	(10)%

Total revenue by line of business:
Pershing	$570	$553	$605	3%	(6)%
Treasury Services	338	331	317	2	7
Clearance and Collateral Management	294	289	281	2	5
Total revenue by line of business	$1,202	$1,173	$1,203	2%	—%

Pre-tax operating margin	41%	43%	46%

Metrics:
Average loans	$42,113	$40,812	$35,094	3%	20%
Average deposits	$95,704	$100,653	$107,079	(5)%	(11)%

AUC/A at period end (in trillions) (current period is preliminary) (b)	$11.6	$11.8	$9.9	(2)%	17%
(a)    Other fees primarily include financing-related fees.
(b)    Consists of AUC/A from the Clearance and Collateral Management and Pershing lines of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below. Also see page 7 for information related to money market fee waivers.
•Pershing – The year-over-year decrease primarily reflects the impact of prior year lost business and elevated 1Q21 transaction activity, partially offset by higher market values and growth from existing clients. The sequential increase primarily reflects higher transaction activity from existing clients.
•Treasury Services – The year-over-year increase primarily reflects higher net interest revenue and client activity from both new and existing clients. The sequential increase primarily reflects lower money market fee waivers and higher net interest revenue, partially offset by lower payment volumes.
•Clearance and Collateral Management – The year-over-year increase primarily reflects higher balances and clearance volumes. The sequential increase primarily reflects higher clearance volumes.
•Noninterest expense increased year-over-year and sequentially primarily reflecting higher investments in growth, infrastructure and efficiency initiatives. The sequential increase also reflects higher staff expense.

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BNY Mellon 1Q22 Earnings Release
INVESTMENT AND WEALTH MANAGEMENT BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				1Q22 vs.
	1Q22	4Q21	1Q21	4Q21	1Q21
Investment management fees	$848	$864	$850	(2)%	—%
Performance fees	34	32	40	N/M	(15)
Investment management and performance fees	882	896	890	(2)	(1)
Distribution and servicing fees	32	28	28	14	14
Other fees (a)	1	22	22	N/M	N/M
Total fee revenue	915	946	940	(3)	(3)
Investment and other revenue (b)	(8)	23	3	N/M	N/M
Total fee and other revenue (b)	907	969	943	(6)	(4)
Net interest revenue	57	51	48	12	19
Total revenue	964	1,020	991	(5)	(3)
Provision for credit losses	(3)	(6)	4	N/M	N/M
Noninterest expense	755	748	709	1	6
Income before taxes	$212	$278	$278	(24)%	(24)%

Total revenue by line of business:
Investment Management	$658	$709	$698	(7)%	(6)%
Wealth Management	306	311	293	(2)	4
Total revenue by line of business	$964	$1,020	$991	(5)%	(3)%

Pre-tax operating margin	22%	27%	28%
Adjusted pre-tax operating margin – Non-GAAP (c)	24%	29%	30%

Metrics:
Average loans	$13,228	$12,737	$11,610	4%	14%
Average deposits	$22,501	$18,374	$19,177	22%	17%

AUM (in billions) (current period is preliminary) (d)	$2,266	$2,434	$2,214	(7)%	2%
Wealth Management client assets (in billions) (current period is preliminary) (e)	$305	$321	$292	(5)%	4%
(a)    Other fees primarily include investment services fees.
(b)    Investment and other revenue and total fee and other revenue are net of income (loss) attributable to noncontrolling interests related to consolidated investment management funds.
(c)    Net of distribution and servicing expense. See “Explanation of GAAP and Non-GAAP financial measures” on page 10 for information on this Non-GAAP measure.
(d)    Excludes assets managed outside of the Investment and Wealth Management business segment.
(e)    Includes AUM and AUC/A in the Wealth Management business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below. Also see page 7 for information related to money market fee waivers.
•Investment Management – The year-over-year decrease primarily reflects lower seed capital results, the unfavorable impact of a stronger U.S. dollar and lower equity income, partially offset by higher market values. The sequential decrease primarily reflects a strategic equity investment gain recorded in 4Q21, seed capital losses and lower market values, partially offset by lower money market fee waivers.
•Wealth Management – The year-over-year increase primarily reflects higher net interest revenue and market values. The sequential decrease primarily reflects lower market values, partially offset by higher net interest revenue.
•Noninterest expense increased year-over-year primarily reflecting higher investments in growth initiatives and revenue-related expenses, partially offset by favorable impact of a stronger U.S. dollar. The sequential increase primarily reflects higher staff expense.

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BNY Mellon 1Q22 Earnings Release
OTHER SEGMENT primarily includes the leasing portfolio, corporate treasury activities, including our securities portfolio, derivatives and other trading activity, renewable energy and other corporate investments, certain business exits and other corporate revenue and expense items.

(in millions)	1Q22	4Q21	1Q21
Fee revenue	$8	$2	$9
Investment and other revenue	12	19	(36)
Total fee and other revenue	20	21	(27)
Net interest (expense)	(32)	(38)	(38)
Total revenue	(12)	(17)	(65)
Provision for credit losses	17	(1)	(8)
Noninterest expense	33	55	41
(Loss) before taxes	$(62)	$(71)	$(98)

KEY DRIVERS

•Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact between fee and other revenue and net interest expense. The year-over-year increase in total revenue primarily reflects a $39 million impairment for a renewable energy investment recorded in 1Q21.

•Provision for credit losses was $17 million in 1Q22 primarily related to interest-bearing deposits with banks in Russia.

•Noninterest expense decreased year-over-year and sequentially primarily reflecting lower staff expense.

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BNY Mellon 1Q22 Earnings Release
MONEY MARKET FEE WAIVERS

The following table presents the impact of money market fee waivers on our consolidated fee revenue, net of distribution and servicing expense. In 1Q22, the net impact of money market fee waivers was $199 million, down from $243 million in 4Q21, driven by higher interest rates, partially offset by higher money market balances.

Money market fee waivers
(in millions)	1Q22	4Q21	3Q21	2Q21	1Q21
Investment services fees (see table below)	$(126)	$(148)	$(142)	$(148)	$(109)
Investment management and performance fees	(85)	(116)	(109)	(115)	(89)
Distribution and servicing fees	(11)	(14)	(11)	(13)	(13)
Total fee revenue	(222)	(278)	(262)	(276)	(211)
Less: Distribution and servicing expense	23	35	29	24	23
Net impact of money market fee waivers	$(199)	$(243)	$(233)	$(252)	$(188)

Impact to investment services fees by line of business (a):
Asset Servicing	$(19)	$(31)	$(29)	$(30)	$(15)
Issuer Services	(11)	(18)	(17)	(16)	(11)
Pershing	(90)	(89)	(86)	(91)	(77)
Treasury Services	(6)	(10)	(10)	(11)	(6)
Total impact to investment services fees by line of business	$(126)	$(148)	$(142)	$(148)	$(109)

Impact to fee revenue by line of business (a):
Asset Servicing	$(28)	$(50)	$(47)	$(50)	$(29)
Issuer Services	(14)	(24)	(22)	(22)	(15)
Pershing	(107)	(106)	(102)	(99)	(94)
Treasury Services	(8)	(14)	(13)	(16)	(9)
Investment Management	(63)	(81)	(76)	(85)	(61)
Wealth Management	(2)	(3)	(2)	(4)	(3)
Total impact to fee revenue by line of business	$(222)	$(278)	$(262)	$(276)	$(211)
(a)    The line of business revenue for management reporting purposes reflects the impact of revenue transferred between the businesses.

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BNY Mellon 1Q22 Earnings Release
CAPITAL AND LIQUIDITY

Capital and liquidity ratios	March 31, 2022	Dec. 31, 2021
Consolidated regulatory capital ratios: (a)
CET1 ratio	10.1%	11.2%
Tier 1 capital ratio	12.9	14.0
Total capital ratio	13.8	14.9
Tier 1 leverage ratio	5.3	5.5
Supplementary leverage ratio	6.2	6.6
BNY Mellon shareholders’ equity to total assets ratio	8.8%	9.7%
BNY Mellon common shareholders’ equity to total assets ratio	7.8%	8.6%

Average LCR	109%	109%

Book value per common share	$45.76	$47.50
Tangible book value per common share – Non-GAAP (b)	$22.76	$24.31
Common shares outstanding (in thousands)	807,798	804,145
(a)    Regulatory capital ratios for March 31, 2022 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for March 31, 2022 and Dec. 31, 2021 was the Standardized Approach.
(b)    Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Explanation of GAAP and Non-GAAP financial measures” on page 10 for information on this Non-GAAP measure.

•CET1 capital totaled $17.6 billion and Tier 1 capital totaled $22.3 billion at March 31, 2022, both decreasing approximately $1.2 billion, compared with Dec. 31, 2021. The decreases primarily reflect unrealized losses on securities available-for-sale and capital deployed through dividends, partially offset by capital generated through earnings. The Tier 1 leverage ratio decreased compared with Dec. 31, 2021, driven by the decrease in capital, partially offset by lower average assets.

NET INTEREST REVENUE

Net interest revenue				1Q22 vs.
(dollars in millions; not meaningful - N/M)	1Q22	4Q21	1Q21	4Q21		1Q21
Net interest revenue	$698	$677	$655	3%		7%
Add: Tax equivalent adjustment	3	4	3	N/M		N/M
Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$701	$681	$658	3%		7%

Net interest margin	0.75%	0.71%	0.66%	4	bps	9	bps
Net interest margin (FTE) – Non-GAAP (a)	0.76%	0.71%	0.67%	5	bps	9	bps
(a)    Net interest revenue (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income. See “Explanation of GAAP and Non-GAAP financial measures” on page 10 for information on this Non-GAAP measure.
bps – basis points.

•Net interest revenue increased year-over-year primarily reflecting higher interest rates on interest-earning assets, a change in asset mix and lower funding expense, partially offset by lower interest-earning assets.

•Sequentially, the increase primarily reflects higher interest rates on interest-earning assets. This was partially offset by higher funding expense and lower interest-earning assets.

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BNY Mellon 1Q22 Earnings Release
THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended
	March 31, 2022	Dec. 31, 2021	March 31, 2021
Fee and other revenue
Investment services fees	$1,993	$2,061	$2,056
Investment management and performance fees	883	896	890
Foreign exchange revenue	207	199	231
Financing-related fees	45	47	51
Distribution and servicing fees	30	28	29
Total fee revenue	3,158	3,231	3,257
Investment and other revenue	70	107	9
Total fee and other revenue	3,228	3,338	3,266
Net interest revenue
Interest revenue	778	729	738
Interest expense	80	52	83
Net interest revenue	698	677	655
Total revenue	3,926	4,015	3,921
Provision for credit losses	2	(17)	(83)
Noninterest expense
Staff	1,702	1,633	1,602
Software and equipment	399	379	362
Professional, legal and other purchased services	370	390	343
Net occupancy	122	133	123
Sub-custodian and clearing	118	120	124
Distribution and servicing	79	75	74
Bank assessment charges	35	30	34
Business development	30	44	19
Amortization of intangible assets	17	19	24
Other	134	144	146
Total noninterest expense	3,006	2,967	2,851
Income
Income before income taxes	918	1,065	1,153
Provision for income taxes	153	196	221
Net income	765	869	932
Net loss (income) attributable to noncontrolling interests related to consolidated investment management funds	8	(6)	(5)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	773	863	927
Preferred stock dividends	(74)	(41)	(69)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$699	$822	$858

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended
	March 31, 2022	Dec. 31, 2021	March 31, 2021
(in dollars)
Basic	$0.86	$1.01	$0.97
Diluted	$0.86	$1.01	$0.97

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BNY Mellon 1Q22 Earnings Release
EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information, which exclude goodwill and intangible assets, net of deferred tax liabilities. We believe that the return on tangible common equity – Non-GAAP is additional useful information for investors because it presents a measure of those assets that can generate income, and the tangible book value per common share – Non-GAAP is additional useful information because it presents the level of tangible assets in relation to shares of common stock outstanding.

Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP and net interest margin (FTE) – Non-GAAP and other FTE measures include the tax equivalent adjustments on tax-exempt income which allows for the comparison of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

BNY Mellon has also included the adjusted pre-tax operating margin – Non-GAAP, which is the pre-tax operating margin for the Investment and Wealth Management business segment, net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. We believe that this measure is useful when evaluating the performance of the Investment and Wealth Management business segment relative to industry competitors.

For the reconciliations of these Non-GAAP measures, see “Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bnymellon.com.

BNY Mellon has presented revenue measures excluding a reduction in total revenue and fee revenue primarily related to accelerated amortization of deferred costs for depositary receipts services related to Russia. These measures are provided to permit investors to view the financial measures on a basis consistent with how management views the businesses.

Reconciliation of Non-GAAP measures, excluding a notable item			1Q22 vs.
(in millions)	1Q22	1Q21	1Q21
Total revenue – GAAP	$3,926	$3,921	—%
Reduction related to Russia	(88)	—
Total revenue, excluding a reduction related to Russia – Non-GAAP	$4,014	$3,921	2%

Fee revenue – GAAP	$3,158	$3,257	(3)%
Reduction related to Russia	(88)	—
Fee revenue, excluding a reduction related to Russia – Non-GAAP	$3,246	$3,257	—%

CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our Financial Supplement, (iii) in our presentations and (iv) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our capital plans, strategic priorities, financial goals, organic growth, performance, organizational quality and efficiency, investments, including in technology and product development, resiliency, capabilities, revenue, net interest revenue, money market fee waivers, fees, expenses, cost discipline, sustainable growth, innovation in products and services, company management, human capital management (including related ambitions, objectives, aims and goals), deposits, interest rates and yield curves, securities portfolio, taxes, business opportunities, divestments, volatility, preliminary business metrics and regulatory capital ratios and statements regarding our aspirations, as well as our overall plans, strategies, goals, objectives, expectations, outlooks, estimates, intentions, targets, opportunities, focus and initiatives, including the potential effects of the coronavirus pandemic on any of the foregoing. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “ambition,” “objective,” “aim,” “future,” “potentially,” “outlook” and words of similar meaning may signify forward-looking

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BNY Mellon 1Q22 Earnings Release
statements. These statements and other forward-looking statements contained in other public disclosures of BNY Mellon which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of a number of factors, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2021 and BNY Mellon’s other filings with the Securities and Exchange Commission. Statements about the effects of the current and near-term market and macroeconomic outlook on BNY Mellon, including on its business, operations, financial performance and prospects, may constitute forward-looking statements, and are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond BNY Mellon’s control), including geopolitical risks (including those related to Russia’s invasion of Ukraine), as well as the scope and duration of the pandemic, actions taken by governmental authorities and other third parties in response to the pandemic, the availability, use and effectiveness of vaccines and the direct and indirect impact of the pandemic on us, our clients, customers and third parties. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as BNY Mellon completes its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022. All forward-looking statements in this Earnings Release speak only as of April 18, 2022, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

ABOUT BNY MELLON

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment and wealth management and investment services in 35 countries. As of March 31, 2022, BNY Mellon had $45.5 trillion in assets under custody and/or administration, and $2.3 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Todd Gibbons, Chief Executive Officer, Robin Vince, President and Chief Executive Officer-Elect and Emily Portney, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 8:00 a.m. ET on April 18, 2022. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (720) 452-9082 (International), and using the passcode: 200200, or by logging onto www.bnymellon.com/investorrelations. Earnings materials will be available at www.bnymellon.com/investorrelations beginning at approximately 6:30 a.m. ET on April 18, 2022. Replays of the conference call and audio webcast will be available beginning April 18, 2022 at approximately 2:00 p.m. ET through May 18, 2022 by dialing (888) 203-1112 (U.S.) or (719) 457-0820 (International), and using the passcode: 5049084. The archived version of the conference call and audio webcast will also be available at www.bnymellon.com/investorrelations for the same time period.

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